Designated Filer:  Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:  NYFIX (NYFX)
Date of Event Requiring Statement:  July 2, 2007
                                                                    Exhibit 99.3

                            JOINT FILERS' SIGNATURES




 WARBURG PINCUS IX, LLC

 By:  Warburg Pincus Partners, LLC, its Sole Member,
      By:  Warburg Pincus & Co., its Managing Member

 By: /s/ Scott A. Arenare
     ---------------------------------------            Date:     07/02/2007
      Name:   Scott A. Arenare                                ------------------
      Title:  Partner


WARBURG PINCUS PARTNERS, LLC

By:  Warburg Pincus & Co., its Managing Member

 By: /s/ Scott A. Arenare
     ---------------------------------------            Date:     07/02/2007
     Name:   Scott A. Arenare                                 ------------------
     Title:  Partner


WARBURG PINCUS LLC

 By: /s/ Scott A. Arenare
     ---------------------------------------            Date:     07/02/2007
     Name:   Scott A. Arenare                                 ------------------
     Title:  Managing Director


WARBURG PINCUS & CO.

 By: /s/ Scott A. Arenare
     ---------------------------------------            Date:     07/02/2007
     Name:   Scott A. Arenare                                 ------------------
     Title:  Partner


 By: /s/ Scott A. Arenare
     ---------------------------------------            Date:     07/02/2007
     Name: Charles R. Kaye                                    ------------------
     By:   Scott A. Arenare, Attorney-in-Fact


By: /s/ Scott A. Arenare
     ---------------------------------------            Date:     07/02/2007
     Name: Joseph P. Landy                                    ------------------
     By:   Scott A. Arenare, Attorney-in-Fact